SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                       ------------------

                            FORM 8-K



                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934





  Date of Report (Date of earliest event reported):  February 14, 2004
                                                   ----------------------



                 COAST FINANCIAL HOLDINGS, INC.
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     (Exact Name of Registrant as Specified in its Charter)




   Florida                  000-50433                      14-1858265
---------------       ------------------------          ----------------
(State or Other       (Commission File Number)           (IRS Employer
 Jurisdiction                                           Identification
 Incorporation)                                             Number)




2412 Cortez Road West, Bradenton, Florida                     34207
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(Address of Principal Executive Offices)                   (Zip Code)




Registrant's telephone number, including area code:   (941) 752-5900
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Item 5.  Other Events.

     Coast Financial Holdings, Inc., a Florida corporation (the "Company"), and 1301 Associates, L.C., a Florida limited liability company ("Seller"), entered into a Purchase and Sale Agreement dated January 13, 2004 (the "Purchase Agreement") pursuant to which the Company agreed, under certain conditions, to purchase from Seller certain real property located in Manatee County, Florida, including all improvements to the real property and all tangible and intangible property associated with the use, operation, or enjoyment of the real property (the "Property").
On February 14, 2004, a significant condition to the purchase was satisfied. Accordingly, the Company is publicly disclosing the terms and conditions of the Purchase Agreement in this Current Report on Form 8-K. A copy of the Purchase Agreement is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

     Pursuant to the terms of the Purchase Agreement, the total purchase price to be paid by the Company to Seller for the Property is $6,800,000, subject to certain adjustments and prorations as set forth in the Purchase Agreement. Following execution of the Purchase Agreement, the Company deposited in escrow $100,000. The Company has until February 27, 2004 (or March 13, 2004, if extended at the option of the Company) to review Seller's records and conduct any inspections and investigations of the Property (the "Inspection Period"). If the Company decides not the proceed with the purchase prior to the expiration of the Inspection Period, the Purchase Agreement will be terminated and the amount deposited in escrow will be returned to the Company. If the Company does not terminate the Purchase Agreement during the Inspection Period, it must deposit in escrow an additional $100,000.

     The Company has the option to terminate the Purchase Agreement and receive a full refund of the escrow deposit under certain circumstances, including, but not limited to (a) failure by Seller to timely obtain and deliver estoppel certificates from more than two tenants (not including WorldCom and Republic Bank),
(b) certain damage to the Property pursuant to fire or other casualty, (c) failure by Seller to timely cure title defects and any issues raised by a survey (i.e., lack of ingress and egress or encroachment), (d) condemnation of all or any portion of the Property, or (e) discovery by the Company, prior to closing, that
(i) Seller's warranties and representations were not materially true when the Purchase Agreement was executed or as of the closing date or (ii) Seller materially breached an affirmative covenant.

     Further, the Company's obligation to close on the purchase of the Property is conditioned upon the satisfaction of the following contingencies:

     * The Company reaching an agreement with CPA Associates, P.L.C. regarding a form of lease to be executed at the closing pursuant to which CPA Associates, P.L.C. will continue to occupy the Property's fifth and sixth floors and a portion of the basement.

     * Termination of Republic Bank's tenancy and Republic Bank having fully vacated the Property.

     On February 14, 2004, Seller entered into a Settlement Agreement with Republic Bank pursuant to which, among other things, Republic Bank agreed to (a) vacate the third floor premises of the Property on or before February 14, 2004 and (b) vacate the remainder of the Property and terminate its tenancy on May 15, 2004.

     Subject to the satisfaction of the remaining contingency and no termination by the Company of the Purchase Agreement, the Company anticipates that the closing will occur, pursuant to the terms of the Purchase Agreement, on or before the fifteenth day following the date Republic Bank fully vacates the Property.


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     The Company plans on opening a branch of Coast Bank of
Florida, a Florida state-chartered bank and wholly owned subsidiary of the Company, in the space vacated by Republic Bank.

      The  foregoing description of the contents of the Purchase
Agreement  is qualified in its entirety by reference to Exhibit
10.6 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

(a)  Not Applicable

(b)  Not Applicable

(c)  Exhibits required by Item 601 of Regulation S-K


Exhibit No.              Description
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  10.6         Purchase and Sale Agreement, dated January 13, 2004,
               by and between 1301 Associates, L.C. and the Company.



 [Rest of Page Intentionally Blank.  Signature on following Page.]
























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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COAST FINANCIAL HOLDINGS, INC.



Date:  February 26, 2004      By:   /s/ Brian P. Peters
                                 --------------------------------
                                   Brian P. Peters
                                   President and Chief Executive
                                   Officer


































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                          EXHIBIT INDEX
                          -------------


Exhibit No.         Description
-----------         -----------

 10.6 Purchase and Sale Agreement, dated January 13, 2004, by and between 1301 Associates, L.C. and the Company.